As filed with the Securities and Exchange Commission on April 22 , 2011

Registration No. 333- 172114

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

  Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

  REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ALLIANCE PETROLEUM CORPORATION

 (Exact name of registrant as specified in its charter)

Nevada	1300	33-1219511
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

112 North Curry Street

Carson City, Nevada 89701

(775) 562-3311

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

State Agent & Transfer Syndicate, Inc.

112 North Curry Street

Carson City, Nevada 89703

(775) 882-1013

 (Address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.

Law Offices of Thomas E. Puzzo, PLLC

4216 NE 70th Street

Seattle, Washington 98115

Telephone No.: (206) 522-2256

Facsimile No.: (206) 260-0111

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class			Proposed Maximum		Proposed Maximum
of Securities	Amount to Be		Offering Price		Aggregate	Amount of
to be Registered	Registered(1)		per Share		Offering Price	Registration Fee
Common Stock, par value $0.001 per share	500,000	(2)	$0.20	(2)	$100,000	$11.61
Common Stock, par value $0.001 per share	4,050,000	(3)	$0.20	(4)	$810,000	94.04
TOTAL	4,550,000		$-		$910,000	105.65

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(3) This registration statement also covers the resale under a separate resale prospectus (the “Resale Prospectus”) by the selling stockholders of the Registrant of up to 4,050,000 shares of common stock, $0.001 par value per share (the “Common Stock”).

(4) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o).  Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price of the shares that were sold to our shareholders in a private placement pursuant to an exemption from registration under the Securities Act. The price of $0.20 is a fixed price at which the selling stockholders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

ii

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED APRIL 22 , 2011

ALLIANCE PETROLEUM CORPORATION

500,000 SHARES OF COMMON STOCK OFFERED BY ALLIANCE PETROLEUM CORPORATION

4,050,000 SHARES OF COMMON STOCK OFFERED BY SELLING STOCKHOLDERS

This prospectus relates to both (i) the initial public offering of our common stock, in which we are offering a maximum of 500,000 shares of our common stock, and (ii) the resale by certain selling stockholders of Alliance Petroleum Corporation of up to 4,050,000 shares of common stock held by selling stockholders of Alliance Petroleum Corporation.  No public market currently exists for the securities being offered. While we will receive proceeds from our own sale of our common stock, we will not receive any of the proceeds from the sale of the shares by the selling stockholders.

Unless otherwise indicated, all references in this prospectus to “Dollars” or “$” are expressed in United States dollars.

In our initial public offering, we are offering for sale a total of 500,000 shares of common stock at a fixed price of $.20 per share.  There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.  The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Khurram Ijaz, will attempt to sell the shares.  This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  Mr. Ijaz will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The shares will be offered at a fixed price of $.20 per share for a period of 16 months from the effective date of this prospectus.

In the resale by certain selling stockholders, the selling stockholders will be offering our shares of common stock at a fixed price of $0.20 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Each of the selling stockholders may be deemed to be an “underwriter” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”).

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained.  Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We do not any arrangements to place the funds received from our offering of $500,000 in an escrow, trust or similar account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.  As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.  If that happens, you will lose your investment and your funds will be used to pay creditors.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 6 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of anyone’s investment in these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. We and the selling stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _________, 2011.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus.  We have not authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Alliance Petroleum Corporation” refer to Alliance Petroleum Corporation unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus.  Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

Our Company

Alliance Petroleum Corporation was incorporated on September 17, 2010, under the laws of the State of Nevada, for the purpose of conducting mineral exploration activities.  We have no oil or gas reserves.

We are currently in the exploration stage as an oil and gas exploration company and presently engaged in limited oil and gas activities in Saskatchewan, Canada.  We and intend to commence operations in oil & gas exploration and production industry.  We plan to develop properties and any other prospects that we may acquire an interest in and we do not currently offer any products or services for sale.  During the exploration and drilling process, if we determine that there are commercial quantities of oil and natural gas on our properties, we plan to produce the oil and natural gas and sell it at the wellhead.  To date, we have not realized any revenues from our operations.  We have raised an aggregate of $17,607 through private placements of our securities.  Proceeds from these placements were used for working capital.

Should the Company fail to sell at least 50% of its offering of 500,000 shares of common stock, the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation, described on pages 29 and 30 of this prospectus.

We have only recently started operations in the oil & gas exploration and production industry in Saskatchewan, Canada.  On January 14, 2011 we entered into a Lease Option Agreement, pursuant to which we have the right, until April 30, 2012, to exercise an option to enter into a separate contract, titled Petroleum Natural Gas Lease.  Pursuant to the terms and conditions of the Lease Option Agreement, we paid CDN $10 on January 14, 2011, and CDN $4,000 on January 17, 2011, to the grantors of the option as consideration for the exercise right granted to us thereunder.  We intend to exercise our rights under the Lease Option Agreement to enter into the Petroleum Natural Gas Lease.

The Petroleum Natural Gas Lease requires that we pay CDN $24,000 in exchange for the right, for a term of 3 years, to explore for, and if warranted and feasible, commercialize mineralized materials covering approximately 320 acres of land located near Calder, Saskatchewan (the “Property”), approximately 124 miles northeast of Regina, Saskatchewan.  The other material terms and conditions of the Petroleum Natural Gas Lease provide that we pay a royalty of 16% to the lessor of the Property for any mineralized material produced, saved and sold by the Company.  We intend to engage in drilling exploration activities at the Property.

Proceeds from 500,000 shares of common stock for aggregate proceeds of $100,000 are required for us to proceed with our business plan over the next twelve months.  We require minimum funding of approximately $25,000 to conduct our proposed operations for a minimum period of one year.  Even if we raise $100,000 from this offering, it will last one year, but we may need more funds to develop growth strategy and to continue maintaining a reporting status, therefore we will have to obtain financing to complete our twelve month business plan.

We are registering the 4,500,000 shares of common stock held by selling stockholders pursuant to verbal representations to such stockholders that the Company would use its best efforts to register such shares for resale.  We will not receive any proceeds from the resale of the 4,500,000 shares of common stock by the selling stockholders.

We intend to build our business through the acquisition of exploration and producing oil and natural gas wells, interests and leases.  Our business strategy is to keep acquiring interests in exploration and producing oil and gas properties with steady income and upside exploration potential.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

The Company’s principal offices are located at 112 North Curry Street Carson City, Nevada 89703 and our telephone number is (775) 562-3311.

Summary Financial Information

The tables and information below are derived from our audited financial statements for the period from September 17, 2010 (Inception) to December 31, 2010.  Our working capital as at December 31, 2010 was $3,795.

December 31, 2010 ($)
Financial Summary
Cash and Deposits	1,595
Total Assets	5,595
Total Liabilities	1,800
Total Stockholder’s Equity	3,795

Accumulated From September 17, 2010
(Inception) to December 31, 2010 ($)

Statement of Operations
Total Expenses	13,812
Net Loss for the Period	(13,812)
Net Loss per Share	-

The Offering

Securities offered:	We are offering up to 500,000 shares of our common stock. The selling stockholders are hereby offering up to 4,050,000 shares of our common stock.

Offering price:

The selling stockholders will offer and sell their shares of common stock at a fixed price of $0.20 per share until our shares are quoted on the OTC Bulletin Board, if our shares of common stock are ever quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

Shares outstanding prior to offering:	14,050,000

Shares outstanding after offering:	14,550,000

Market for the common shares:

There is no public market for our shares.  Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:

We intend to use the net proceeds from the sale of our 500,000 shares (after deducting estimated offering expenses payable by us) for professional fees, general business development, administration expenses, option fees and geological survey fees.   See “Use of Proceeds” on page 12 for more information on the use of proceeds.  We will not receive any proceeds from the sale of shares of common stock by the selling stockholders who are simultaneously offering 4,050,000 shares of common stock under this prospectus.

We will not receive any proceeds from the sale of shares by the selling stockholders.

Risk Factors

The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 6.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATED TO OUR BUSINESS

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

In their report dated February 4 , 2011, our independent registered public accounting firm, M&K CPAS, PLLC, stated that our financial statements for the year ended December 31, 2010 were prepared assuming the company will continue as a going concern.   This means that there is substantial doubt that we can continue as an ongoing business.  During our recent year ended December 31, 2010 we incurred a net loss of $13,812.  We will need to generate significant revenue in order to achieve profitability and we may never become profitable.  The going concern paragraph in the independent auditor’s report emphasizes the uncertainty related to our business as well as the level of risk associated with an investment in our common stock.

We require a significant amount of capital for our operations and failure to raise sufficient funds will cause our operations to cease and your investment will be lost.

Oil and gas exploration requires significant outlays of capital and in many situations offers limited probability of success.  Our current cash of $1,595 and the $100,000 we anticipate receiving from the sale of our 500,000 shares in this offering will be sufficient to complete the first phase of any initial exploration program of any property claim, including that of the Property.  We need to raise a significant amount of capital to pay for our planned exploration and development activities.  If we cannot raise the capital we require or find partners that can fund our required expenditures, we will not be able to drill as necessary and our business will likely fail.  Even assuming that we obtain the financing we require, if we do not discover and produce commercial quantities of oil and natural gas, we will not have any products or services to offer and our business could fail.

We have minimal operations, have never had any revenues, have no current prospects for future revenues, and have losses which we expect to continue into the future.  As a result, we may have to suspend or cease operations.

We are in the exploration stage as an oil and gas exploration company and are presently engaged in limited oil and gas activities.   We had minimal operations and generated no operating revenues since inception.  We have no operating history upon which an evaluation of our future success or failure can be made.   As of our last quarter ended December 31, 2010, we had an accumulated deficit of $13,812.   We have never had any revenues from operations and we do not have any current prospects for future revenues.  Our ability to achieve and maintain profitability and positive cash flow is primarily dependent upon our ability to locate oil and gas and our ability to generate revenues from the sale of oil and gas.  Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our properties.  As a result, we may not generate revenues in the future.  Failure to generate revenues will cause us to suspend or cease operations.  Further, we have not considered and will not consider any activity beyond our current exploration program until we have completed our exploration program.

Oil and gas prices are volatile and a substantial decrease in oil and gas prices would adversely affect our operations.

Oil and gas prices historically have been volatile and will likely to continue to be volatile in the future.  The prices for oil and gas are subject to wide fluctuation in response to relatively minor changes in the supply of and demand for oil and gas, market uncertainty, worldwide economic conditions, weather conditions, and political conditions in major oil producing regions.  A significant decrease in price levels for an extended period would negatively affect our operations and you could lose all or part of your investment.

Title to our oil and gas leases could be defective in which case we may not own the interest in a property to conduct operations which would materially affect our business.

It is customary in the oil and gas industry that upon acquiring an interest in a property, that only a preliminary title investigation be done at that time.  We intend to follow this custom.  If the title to the prospects should prove defective, we could lose the costs of acquisition, or incur substantial costs for curative title work.

If during our exploration activities we discover gas, our wells could be curtailed by lack of market demand and any potential revenues we generate could be curtailed.

Production from gas wells in many geographic areas of Canada has been curtailed, or shut-in, for considerable periods of time due to a lack of market demand, and such curtailments may continue for a considerable period of time in the future. T here may be an excess supply of gas in areas where our operations will be conducted. In such event, it is possible that there will be no market or a very limited market for our gas production.  It is customary in many portions of Saskatchewan to shut-in gas wells in the spring and summer when there is not sufficient demand for gas. This could result in suspension of revenues.

Operating and environmental hazards on the properties where we operate could have a negative impact on our business.

We may encounter hazards incident to the operation of oil and gas properties, such as accidental leakage of petroleum liquids and other unforeseen conditions, if we participate in developing a well and, on occasion, substantial liabilities to third parties or governmental entities may be incurred.  We could be subject to liability for pollution and other damages or may lose substantial portions of prospects or producing properties due to hazards which cannot be insured against or which have not been insured against due to prohibitive premium costs or for other reasons.  We currently do not maintain any insurance for environmental damages. Governmental regulations relating to environmental matters could also increase the cost of doing business or require alteration or cessation of operations in certain areas.

We have no oil or gas reserves, and the probability of an individual prospect ever having oil and gas is extremely remote and therefore any funds we spend on exploration will likely be lost.

The probability of an individual prospect ever having oil and gas is extremely remote.  In all probability, the property does not contain any oil and gas.  As such, any funds spent on exploration will probably be lost which will have a negative effect on our operations and a loss of your investment.

Our operations are subject to various laws and governmental regulations that could restrict our future operations and increase our operating costs.

Many aspects of our operations are subject to various Canadian federal, provincial and local laws and governmental regulations, including laws and regulations governing the protection of the environment and human health and safety.  Environmental laws and regulations are complex and subject to frequent changes.  Failure to comply with governmental requirements or inadequate cooperation with governmental authorities could subject a responsible party to administrative, civil or criminal action.  In addition, our business depends on the demand for land drilling services from the oil and natural gas industry and, therefore, is affected by tax, environmental and other laws relating to the oil and natural gas industry generally, by changes in those laws and by changes in related administrative regulations. It is possible that these laws and regulations may in the future add significantly to our operating costs or those of our customers or otherwise directly or indirectly affect our operations.

We depend upon our executive officers and key personnel.

Our performance depends substantially on the performance of our executive officer, namely our President, Khurram Ijaz.  Management’s decisions and choices may not take into account standard engineering or managerial approaches to oil and gas exploration which may negatively affect our financial results.  In addition, the loss of Mr. Ijaz’s services could cause irreparable harm that would result in the complete loss of your investment.

Our future success will also depend to a large extent our ability to attract, train, retain and motivate qualified employees for expansion of operations.  Competition for talented personnel is intense, and we may not be able to attract highly qualified technical or managerial personnel.  In addition, market conditions may require us to pay higher compensation to qualified management and technical personnel than we currently anticipate.  Any inability to attract and retain qualified personnel in the future could have a material adverse affect on our business, prospects, financial condition and results of operation.

Current management’s lack of experience in and/or with oil and gas and in particular, oil and gas exploration activity, means that it is difficult to assess, or make judgments about, our potential success.

Our sole officer and director does not have any prior experience with and has never been employed in the oil and gas industry.  Additionally, our sole officer and director has no college or university degree, or other educational background, in oil and gas or geology or in a field related to oil and gas drilling.  More specifically, our sole officer and director lacks technical training and experience with exploring, commencing operations at, and/or operating oil and gas properties. With no direct training or experience in these areas, our sole officer and director may not be fully aware of many of the specific requirements related to mineral exploration, let alone the overall oil and gas industry as a whole.  For example, our officer’s and director’s decisions and choices may fail to take into account standard engineering and other managerial approaches oil and gas exploration companies commonly use.  Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our sole officer and director’s future possible mistakes, lack of sophistication, judgment or experience in this particular industry.  As a result, if we do obtain the funding or other means to implement a bona fide oil and gas exploration program, such program will likely have to be implemented and carried out by joint venturers, partners or independent contractors who would have the requisite mineral exploration experience and know-how that we currently lack.

We rely heavily upon reserve estimates when determining whether or not to invest in a particular oil or gas property.

The oil and gas reserve information that we use in evaluating oil and gas prospects is based on reserve estimates involving a great deal of uncertainty. The process of estimating oil and gas reserves and production is complex, and will require us to use significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each property. Different reserve engineers may make different estimates of reserves and cash flows based on the same available data. Reserve estimates depend in large part upon the reliability of available geologic and engineering data, which is inherently imprecise. Geologic and engineering data is used to determine the probability that a reservoir of oil and natural gas exists at a particular location, and whether oil and natural gas are recoverable from a reservoir. Recoverability is ultimately subject to the accuracy of data including, but not limited to, geological characteristics of the reservoir, structure, reservoir fluid properties, the size and boundaries of the drainage area, reservoir pressure, and the anticipated rate of pressure depletion. The evaluation of these and other factors is based upon available seismic data, computer modeling, well tests and information obtained from production of oil and natural gas from adjacent or similar properties, but actual recoveries of proved reserves can differ from estimates.

Reserve estimates also require numerous assumptions relating to operating conditions and economic factors, including the price at which recovered oil and natural gas can be sold, the costs of recovery, assumptions concerning future operating costs, severance and excise taxes, development costs and workover and remedial costs, prevailing environmental conditions associated with drilling and production sites, availability of enhanced recovery techniques, ability to transport oil and natural gas to markets and governmental and other regulatory factors, such as taxes and environmental laws. Economic factors beyond our control, such as interest rates and exchange rates, will also impact the value of our reserves. Some of these assumptions are inherently subjective, and the accuracy of our reserve estimates relies in part on the ability of our management team, engineers and other advisors to make accurate assumptions. As a result, our reserve estimates will be inherently imprecise. A negative change in any one or more of these factors could result in quantities of oil and natural gas previously estimated as proved reserves becoming uneconomic.

If we are unable to find new oil and gas reserves on a regular basis, we will be unable to maintain operations and our business will fail.

As is customary in the oil and gas exploration and production industry, our future success depends upon our ability to find, develop or acquire oil and gas reserves that are economically recoverable. Even if the reserves are acquired and successfully developed, and unless we successfully replace the reserves that we develop through successful identification, analysis, and acquisition, our proved reserves will decline. Recovery of such reserves will require significant capital expenditures and successful drilling operations. If we are not successful in our efforts to find or replace our reserves, our business will fail.

Because our current president has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Khurrm Ijaz, our sole officer and director, currently devotes approximately fifteen hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Ijaz to our company could negatively impact our business development.

RISKS RELATED TO OUR COMMON STOCK

We are selling our offering of 500,000 shares of common stock without an underwriter and may be unable to sell any shares.

Our offering of 500,000 shares is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

Our current management holds significant control over our common stock and they may be able to control our Company indefinitely.

Our management has significant control over our voting stock which may make it difficult to complete some corporate transactions without their support and may prevent a change in control.   Our officer and sole director, Khurram Ijaz, owns 10,000,000 shares, or 71.17%, of our outstanding common stock.   As a result of this substantial ownership in our common stock, Mr. Ijaz will have considerable influence over the outcome of all matters submitted to our stockholders for approval, including the election of directors.  In addition, this ownership could discourage the acquisition of our common stock by potential investors and could have an anti-takeover effect, possibly depressing the trading price of our common stock.

“Penny stock” rules may make buying or selling our securities difficult, which may make our stock less liquid and make it harder for investors to buy and sell our securities.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”.  Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There is no liquidity and no established public market for our common stock and we may not be successful at obtaining a quotation on a recognized quotation service.  In such event it may be difficult to sell your shares.

There is presently no public market in our shares and an active trading market in our securities may not develop or, if developed, may not be sustained.  We intend to have an application filed on our behalf by a market maker for admission to quotation of our securities on the OTC Bulletin Board after this prospectus is declared effective by the SEC.  There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC Bulletin Board.  There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service.  In addition, even if a quotation is obtained, the OTC Bulletin Board and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms.  If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock.  As of April 21 , 2011, the Company had 14,050,000 shares of common stock outstanding.  Accordingly, we may issue up to an additional 60,950,000 shares of common stock.  The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders.  We may value any common stock issued in the future on an arbitrary basis.  The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business.  We do not anticipate paying any cash dividends on our common stock in the foreseeable future.  Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.  There is no assurance that stockholders will be able to sell shares when desired.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of our Company.

Though not now, in the future we may become subject to Nevada’s control share law.  A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation.  The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:  (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders.  The control share law contemplates that voting rights will be considered only once by the other stockholders.  Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved.  If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others.  If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the Company.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance.  For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation.  The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our Company from doing so if it cannot obtain the approval of our board of directors.

USE OF PROCEEDS

Our public offering of 500,000 shares is being made on a self-underwritten basis:  no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.20.  The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $100,000 as anticipated.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
GROSS PROCEEDS FROM THIS OFFERING	$25,000	$50,000	$75,000	$100,000
Legal (1)	10,000	10,000	10,000	10,000
Accounting and auditing (1)	5,000	5,000	5,000	5,000
Printing (1)	1,000	1,000	1,000	1,000
TOTAL	$16,000	$16,000	$16,000	$16,000

GENERAL BUSINESS DEVELOPMENT
Travel expenses	$500	$1,000	$1,500	$2,000
TOTAL	$500	$1,000	$1,500	$2,000

ADMINISTRATION EXPENSES
Management salaries	$5,000	$15,000	$25,000	$35,000
Consultant fees	$1,000	$3,000	$6,000	$9,000
Office supplies, Stationery, Telephone	$500	$1,000	$2,000	$3,000
TOTAL	$6,500	$19,000	$33,000	$47,000

PROPERTY AND SURVEYS
Acquiring option for new property (2)	$1,000	$10,000	$18,000	$25,000
Geological Surveys	$1,000	$4,000	$6,500	$10,000
TOTAL	$2,000	$14,000	$24,500	$35,000

TOTALS	$25,000	$50,000	$75,000	$100,000

The above figures represent only estimated costs.  All proceeds will be deposited into our corporate bank account.

We do not any arrangements to place the funds received from our offering of $500,000 in an escrow, trust or similar account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.  As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you.  If that happens, you will lose your investment and your funds will be used to pay creditors.

(1)

The legal, accounting and auditing and printing fees described in this section solely relate to the expenses of this offering.

(2)

If 100% of the shares are sold, we will exercise our option under The Petroleum Natural Gas Lease which requires that we pay CDN $24,000 in exchange for the right, for a term of 3 years, to explore for, and if warranted and feasible, commercialize mineralized materials covering the Property.  If less than 100% of the shares are sold, we will need to borrow additional funds or privately sell our equity or debt securities to raise sufficient funds to exercise our option under The Petroleum Natural Gas Lease.  We have not commenced any activities to raise such funds and have no current plans on how to raise such funds.

Many of our activities described in our Plan of Operation on page 28, which are our planned operations during the 12 months following our offering of 500,000 shares of common stock will not financed by the above use of proceeds.  Such activities include setting up an office, identifying and conducting due diligence on potential additional oil and gas leases and retaining the services of an independent contractor geologist.  We will require additional financing through public or private equity or debt financing or other sources to fund these operations, and such additional funding may not be available, or if available, may be on terms unacceptable to us.

DETERMINATION OF THE OFFERING PRICE

The offering price of the 500,000 shares being offered has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.  We will not receive any of the proceeds from the sale of the 4,050,000 common shares being offered for sale by the selling stockholders, which 4,050,000 shares of our common stock may be offered and sold from time to time by the selling stockholders.  The selling shareholders will sell our shares at $0.20 per share until our shares are quoted on the OTCBB, and thereafter at prevailing market prices or privately negotiated prices. This price was arbitrarily determined by us.

SELLING STOCKHOLDERS

The common shares being offered for resale by the 9 selling stockholders consist of 4,050,000 shares of our common stock, CDN $0.001 par value.

The following table sets forth the shares beneficially owned, as of April 21 , 2011, by the selling stockholders prior to the offering by existing stockholders contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 14,050,000 shares of our common stock issued and outstanding as of April 21 , 2011.  We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of	Shares Owned Before	Total Number of Shares to be Offered for the stockholder’s	Total Shares Owned After the Offering is	Percentage of Shares Owned After the Offering is
Selling Stockholder	the Offering	Account	Complete	Complete
Harjit Singh Sandhu	450,000	450,000	0	0
Abid Tariq	450,000	450,000	0	0
Jasvir Singh Sandhu	450,000	450,000	0	0
Iqrah Kasana	450,000	450,000	0	0
Marium Khalid	450,000	450,000	0	0
Mohammed Khan	450,000	450,000	0	0
Shahzad Ahmed	450,000	450,000	0	0
Waqas Abdul Rehman	450,000	450,000	0	0
Numan Ijaz (1)	450,000	450,000	0	0
TOTAL	4,050,000	4,050,000	0	0

(1)  Brother of Khurram Ijaz, our sole officer and director.

None of the selling stockholders has a relationship with us other than as a shareholder, has ever been one of our officers or directors, or is a broker-dealer registered under the Securities Exchange Act, as amended, or an affiliate of such a broker-dealer.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of the statements in these documents in order to make statements in those documents not misleading.  We will file a post-effective amendment to the registration statement to reflect any such material changes to this prospectus.

DILUTION

The price of our offering of 500,000 shares is fixed at $0.20 per share.  This price is significantly higher than the $0.001 price per share paid by Khurram Ijaz, the Company’s sole officer and director, for the 10,000,000 shares he purchase d from the Company.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.  The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of December 31, 2010, the net tangible book value of our shares of common stock was $0 or $0 per share based upon 14,050,000 shares outstanding.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.20
Net tangible book value per share before offering	$0.00)
Potential gain to existing shareholders	$100,000
Net tangible book value per share after offering	$0.006
Increase to present stockholders in net tangible book value per share after offering	$0.006
Capital contributions	$17,607
Number of shares outstanding before the offering	14,050,000
Number of shares after offering held by existing stockholders	14,050,000
Percentage of ownership after offering	96.56%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.20
Dilution per share	$0.19
Capital contributions	$100,000
Percentage of capital contributions	84.7%
Number of shares after offering held by public investors	14,550,000
Percentage of ownership after offering	3.43%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.20
Dilution per share	$0.19
Capital contributions	$75,000
Percentage of capital contributions	80.55%
Number of shares after offering held by public investors	14,425,000
Percentage of ownership after offering	0.025%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.20
Dilution per share	$0.19
Capital contributions	$50,000

Percentage of capital contributions	73.42%
Number of shares after offering held by public investors	14,125,000
Percentage of ownership after offering	0.017%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.20
Dilution per share	$0.19
Capital contributions	$25,000
Percentage of capital contributions	61.9%
Number of shares after offering held by public investors	14,175,000

Percentage of ownership after offering

  0.008%

PLAN OF DISTRIBUTION

Plan of Distribution for the Company’s Initial Public Offering of 500,000 Shares

Alliance Petroleum Corporation has 14,050,000 common shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional 500,000 shares of its common stock for sale at the price of $0.20 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Khurram Ijaz will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities.  Mr. Ijaz is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.  Mr. Ijaz will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.  Mr. Ijaz is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer.  At the end of the offering, Mr. Ijaz will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Ijaz will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Alliance Petroleum Corporation will receive all proceeds from the sale of the 500,000 shares being offered. The price per share is fixed at $0.20 for the duration of this offering.   Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board.  In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.   However, sales by the Company must be made at the fixed price of $0.20 until a market develops for the stock.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company.  Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents.  The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.20 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Alliance Petroleum Corporation has complied.  In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Alliance Petroleum Corporation will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Plan of Distribution for the Offering of 4,050,000 Shares by the Selling Stockholders

As of the date of this prospectus, there is no market for our securities.   After the date of this prospectus, we expect to have an application filed with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the OTC Bulletin Board.   Until our common stock becomes eligible for trading on the OTC Bulletin

Board, the selling stockholders will be offering our shares of common stock at a fixed price of $0.20 per common share.  After our common stock becomes eligible for trading on the OTC Bulletin Board, the selling stockholders may, from time to time, sell all or a portion of the shares of common stock on OTC Bulletin Board, in privately negotiated transactions or otherwise. After our common stock becomes eligible for trading on the OTC Bulletin Board, such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.

After our common stock becomes eligible for trading on the OTC Bulletin Board, the shares of common stock being offered for resale by this prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

• ordinary brokerage transactions and transactions in which the broker solicits purchasers;

• privately negotiated transactions;

• market sales (both long and short to the extent permitted under the federal securities laws);

• at the market to or through market makers or into an existing market for the shares;

• through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

• a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling stockholders of its shares of common stock to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate.  Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved.  Before our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a price per share of $0.20 .   After our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share.   Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder.  Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above.  After our common stock becomes eligible for trading on the OTC Bulletin Board, such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.  The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales.  In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling stockholders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers.  Upon a default by a selling stockholder, their broker may offer and sell the pledged shares of common stock from time to time.  After our common stock becomes eligible for trading on the OTC Bulletin Board, upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction.  We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the shares of common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M.  All of the foregoing may affect the marketability of the shares of common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stock for the foreseeable future. T he classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

REGULATION M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.  Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution  participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.  Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 75,000,000 shares of common stock, $0.001 par value per share.  As of April 15, 2011, there were 14,050,000 shares of our common stock issued and outstanding that were held by 10 registered stockholders of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders.

Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

NEVADA ANTI-TAKEOVER LAWS

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.”  This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part.  The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%.  A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.  The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation.  Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act.  The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act.  An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met.  At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met.  The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation.  An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof.  A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares.  If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of Omega Water Corp. from doing so if it cannot obtain the approval of our board of directors.

  RULE 144 AND REGISTRATION AGREEMENTS

All 14,050,000 shares of our issued and outstanding shares of our common stock are “restricted securities” under Rule 144, promulgated pursuant to the Securities Act of 1933, as amended, but none of those 14,050,000 shares can be resold under Rule 144 or are subject to any registration agreement.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

DESCRIPTION OF BUSINESS

ORGANIZATION WITHIN THE LAST FIVE YEARS

On September 17, 2010, the Company was incorporated under the laws of the State of Nevada.  We were formed to purchase, operate and develop oil and gas properties.  We are in the exploration stage, have no oil or gas reserves or production, and have not realized any revenues from our operations.

Khurram Ijaz has served as our President and Chief Executive Officer, Secretary and Treasurer, from September 17, 2010, until the current date.  Our board of directors is comprised of one person:  Khurram Ijaz.

We are authorized to issue 75,000,000 shares of common stock, par value $.001 per share.  In October 2010, we issued 10,000,000 shares of common stock to our director.  Mr. Ijaz purchased such 10,000,000 shares at a purchase price of CDN $0.001 per share, for an aggregate purchase price of $9,704.

After the sale of 10,000,000 shares to Mr. Ijaz, the Company, in October 2010, sold an aggregate of 4,050,000 shares of common stock to 9 individual purchasers, each of whom paid CDN $0.002 per share of the Company’s common stock.  Each of the 9 purchasers purchased 450,000 shares of common stock in consideration for an aggregate purchase price of $7,903.

DESCRIPTION OF PROPERTY

We are in the exploration stage, have no developed reserves or production, and have not realized any revenues from our operations.

On January 14, 2011 we entered into a Lease Option Agreement, pursuant to which we have the right, until April 30 , 2012, to exercise an option to enter into a separate contract, titled Petroleum Natural Gas Lease.  Pursuant to the terms and conditions of the Lease Option Agreement, we paid CDN $10 on January 14, 2011, and CDN $4,000 on January 17, 2011, to the grantors of the option as consideration for the exercise right granted to us thereunder.  We intend to exercise our rights under the Lease Option Agreement to enter into the Petroleum Natural Gas Lease.

The Petroleum Natural Gas Lease requires that we pay CDN $24,000 in exchange for the right, for a term of 3 years, to explore for, and if warranted and feasible, commercialize mineralized materials covering approximately 320 acres of land located near Calder, Saskatchewan (the “Property”), approximately 124 miles northeast of Regina, Saskatchewan.  The other material terms and conditions of the Petroleum Natural Gas Lease provide that we pay a royalty of 16% to the lessor of the Property for any mineralized material produced, saved and sold by the Company.

We intend to explore for oil and gas on the Property, and we intend to engage in drilling exploration activities at the Property in order to assess whether it contains any commercially exploitable oil and gas reserves.  Currently there are no known oil or gas reserves on the Property.  If, after exploration and drilling, we determine that there are commercial quantities of oil and natural gas on our properties, we plan to produce the oil and natural gas and sell it at the wellhead.

We have not earned any revenues to date.  Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

T he specific exploration activities that the company will conduct on the Property are as follows in order:

-

Seismic survey:

Will provide detailed information on geology.

-

Exploratory Drilling:

Will verify the presence or absence of a hydrocarbon reservoir and quantify the reserves.  During the exploratory drilling, the land will be cleared and levelled, and access roads will be built. Because water is used in drilling, and if there is no natural source, the crew will drill a water well. The crew will also dig a reserve pit, which will be used to dispose of rock cuttings and drilling mud during the drilling process.

-

Appraisal:

Will determine if the reservoir is economically feasible to develop.

-

Drill:

Drilling for crude oil and/or gas.

The amount of funds we anticipate spending in exploring the property is as follows:

Seismic survey:

$15,000

Exploratory Drilling:

$65,000

Total Exploration Cost:

 $80,000

We plan to commence the seismic survey for the exploration program in fall 2011.  We expect this phase to take four weeks to complete and an additional one to two months for the geologist to prepare his report.

The above program costs are management’s estimates based upon the recommendations of the professional geologist’s report and the actual project costs may exceed our estimates. To date, we have not commenced exploration.

Following the seismic survey of the exploration program, if it proves successful in identifying oil and gas deposits, we intend to proceed with phase two of our exploration program. Subject to the results of the seismic survey, we anticipate commencing with exploratory drilling in spring 2012.  We will require additional funding to proceed with exploratory drilling; we have no current plans on how to raise the additional funding. We cannot provide any assurance that we will be able to raise sufficient funds to proceed with the seismic surveying or the exploratory drilling.

There is the likelihood that our oil and gas claim contains little or no economic mineralization or reserves of oil and gas.  We are presently in the exploration stage of our business and we can provide no assurance that any commercially viable oil and gas deposits exist on our oil and gas claim, that we will discover commercially exploitable levels of oil and gas resources on our property, or, if such deposits are discovered, that we will enter into further substantial exploration programs.  Further exploration is required before a final determination can be made as to whether our oil and gas claims possess commercially exploitable oil and gas deposits.  If our claim does not contain any reserves all funds that we spend on exploration will be lost.

The option owned by the Company is for all mines and minerals within upon or under - meridian 2 range 02 township 26 section 8, all that portion of the north half (the “Property”), which is located approximately 5 miles from Calder, Saskatchewan, which is approximately 124 miles northeast of Regina, Saskatchewan

The Company has no oil or gas reserves.

GEOLOGY

Saskatchewan Geology

The Property is located in Saskatchewan, Canada.

General.  The province is underlain throughout by crystalline Precambrian rocks of the stable North America Craton.  In the north, these are exposed as part of the Canadian Shield.  In the southern two-thirds of the province, the Precambrian basement is overlain by unmetamorphosed younger Phanerozoic sedimentary rocks.  Thick ice sheets covered almost the entire region during the Pleistocene, leaving behind a variety of sculpted and deposit-strewn features.  Precambrian Shield.  The Shield region is generally rugged and forested, with many bedrock exposures and lakes.  The region has been divided geologically into a number of distinctive domains or terranes.  In the past thirty years or so, detailed mapping and ever improving structural, geochemical and radiometric isotope techniques have been used to refine understanding of these terranes in terms of their age, origin, and assembly through plate tectonic and other processes.  The oldest rocks found so far, dated at about 3.4 Ga. (billion years), occur north of Lake Athabasca.  The Hearne and Rae geological provinces comprise rocks of late Archean/Early Proterozoic age, mostly in the range 2.7 to 2.2 Ga. Many of these are of high metamorphic grade (granulite through amphibolites facies), produced in deeply buried crust at the roots of mountain ranges similar to the Alpine ranges of today, and now exhumed. The Wollaston belt to the southeast comprises mainly foreland basin sediments overlying Archean basement remobilized in Proterozoic times.  The Reindeer Zone in the southeast is a collage of juvenile Proterozoic greenstone volcanics, greywacke and granitic rocks dated approximately 1.9 to 1.75 Ga. These greenstone belts are associated with the major base metal mine at Flin Flon, as well as Gold deposits.  The domains are generally bounded by major shear zones, such as the Needle Falls shear zone and the Snowbird line, which accommodated extensive translational movement during assembly of the terranes.  Unmetamorphosed sandstones and other sediments of the Athabasca basin, which overlie much of the north-central part of the Shield, have been dated at about 1.7 Ga. Saskatchewan’s world-renowned uranium deposits are related to the weathered regolithic interface between the Athabasca Group and the underlying basement.

Subsurface Precambrian of the South.   The Precambrian basement surface declines gradually from the Shield edge towards the south, taking a deeper plunge from about Regina southeastwards, to a maximum depth of about 3,300 m. Regional geophysical airborne surveys, deep seismic probing, and samples from oil wells have enabled mapping of domains, similar to those of the Shield area, in Precambrian basement rocks underlying the Phanerozoic rocks to the south.

Phanerozoic Geology.  The wedge of Phanerozoic sediments overlying the Precambrian basement are part of the Western Canada Sedimentary Basin. Although rarely exposed, these sediments have been studied extensively at subsurface from extensive oil well drillings by the oil industry. The lower sedimentary sequences formed during an initial Cambrian to Middle Jurassic passive-continental margin phase, and comprise basal clastics, platform carbonates and evaporites, including the major potash deposits of the Prairie Evaporite. These were succeeded by a Middle Jurassic to Eocene convergent margin phase that produced a foreland basin with thick accumulations of largely clastic sediment derived from the emerging Cordilleran Mountain Belt to the west. Tertiary sands and gravels, along with extensive kaolin deposits, are exposed mainly in the US border region.

The basin is affected by episodic downwarping of the intracratonic Williston Basin in the south, block tectonic movements due to reactivation of basement structures, and eustatic sea-level changes. These factors, together with post-depositional folding and evaporate dissolution effects, have largely governed the distribution of the important resources of oil, natural gas, coal, and potash.

Other features.  The largest known cluster worldwide of kimberlite volcanoes, with intact fallback deposits, a potential major source of Diamonds, occurs mainly in the Fort à la Corne area, by the Saskatchewan River. These were extruded in shallow marginal Cretaceous seas about 100 million years ago. Major meteorite impact structures (astroblemes) include the Carswell, Deep Bay and Gow Lake in the Shield, and the Viewfield, Elbow and Maple Creek structures in the south.

Glacial Geology.  At least eight periods of glacial advance and retreat are recorded in Saskatchewan during the Middle to Late Pleistocene, affecting all but small areas of the Cypress Hills and Wood Mountain which stood above the ice sheets. Whereas the Shield is primarily a region of glacial erosion and scour, the Phanerozoic outcrop is largely a region of glacial deposition, with till sequences as much as 100 m or more thick in many places. Strong movements of the ice sheets produced thrust-stacked sequences of the glacial deposits and bedrock in some places.

Saskatchewan Sedimentary Basin

A sedimentary basin such as the Western Canada Sedimentary Basin is a large geological feature comprised of thick sedimentary deposits. It is a repository for sedimentary rocks, many of which were deposited above sea level or in shallow seas but are now found at considerable depth as a result of subsidence of the crust that accompanied sedimentation. The Western Canada Sedimentary Basin forms the northern portion of a much larger basinal feature that extends from the Gulf of Mexico to the mouth of the Mackenzie River. Geographically, it underlies the interior plains physiographic province and extends from the eastern edge of the Canadian Rocky Mountain system to the southwestern margin of the Canadian Shield. In simplest terms, the Western Canada Basin may be regarded as a wedge of subhorizontal sedimentary strata above Precambrian crystalline basement. This wedge has a maximum thickness of about 5,500 m along the edge of the Rocky Mountain Foothills, and generally thins northeastward to a zero-edge along the margin with the Canadian Shield. This simple wedge is modified by a thickening to about 3,300 m in the Williston Basin in southern Saskatchewan. There is marked thinning over a major structure in southern Alberta (Sweet Grass Arch).

Consolidated rocks that comprise the sedimentary wedge range in geological age from Cambrian to late Tertiary. The Cambrian strata were formed about 550 million years ago and rest on older deformed crystalline rocks of Precambrian age. The youngest consolidated rocks were deposited about five million years ago. Much of the upper surface of the sedimentary wedge is masked by unconsolidated glacial drift laid down by continental ice sheets during the Pleistocene Epoch (about two million to 11,000 years before present). Western Canada Sedimentary Basin strata can be referred to two broad divisions that reflect contrasting geological conditions: the lower succession of Cambrian to Jurassic age (to about 350 million years before present) is composed largely of carbonate rocks, with an important component of evaporite minerals (anhydrite, halite and potash), and was formed before the major uplift of the Canadian Cordillera; the upper succession of mid-Jurassic to Tertiary age, which consists mainly of shale and sandstone, was deposited following major mountain building and uplift in the Cordillera.

Saskatchewan Williston Basin

The Williston Basin is a sedimentary basin centred near Williston, North Dakota, which underlies some 250,000 km2 in North Dakota, Manitoba, Saskatchewan, Montana and South Dakota. This major geological feature is essentially a near-circular sub-basin within the Western Interior Basin of the United States and the adjoining Western Canada Sedimentary Basin. The thickness of sedimentary strata at the centre of the basin is about 5,000 m. The sedimentary succession thins outward, and is just over 3,300 m on the International Boundary south of Regina. The outer limit of the basin is commonly set where the basin fill thins to 2,400 m. The oldest strata in the Williston Basin were laid down in Cambrian time approximately 550 million years ago. These beds rest upon more ancient Precambrian crystalline rocks, the “Basement” of petroleum geologists. The youngest beds are late Tertiary in age, deposited about five million years ago. Important reserves of petroleum have been developed in the Williston Basin; many of the producing oil pools are located in southeastern Saskatchewan. Lignite coal in the near-surface Tertiary rocks is mined in Saskatchewan and North Dakota; deeply buried potash beds may be exploited in the future.

PROPERTY HISTORY

The Company knows of no prior exploration activity on the Property.  The Company has no oil or gas reserves.

PROPERTY MINERALIZATION

The Company knows of no property mineralization with respect to the Property.

COMPETITIVE CONDITIONS

The mineral oil and gas exploration business is an extremely competitive industry.  We are competing with many other exploration companies looking for oil and gas.  We are a very early stage oil and gas exploration company and a very small participant in the oil and gas exploration business.  Being a junior oil and gas exploration company, we compete with other companies like ours for financing and joint venture partners.  Additionally, in the future we could compete for resources such as professional geologists, camp staff, helicopters and oil and gas exploration supplies.

GOVERNMENT APPROVALS AND RECOMMENDATIONS

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada, generally, and in Saskatchewan specifically.

  COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

We currently have no costs to comply with environmental laws concerning our exploration program.  We will also have to sustain the cost of reclamation and environmental remediation for all work undertaken which causes sufficient surface disturbance to necessitate reclamation work.  Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible.  Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits.  Reclamation is the process of bringing the land back to a natural state after completion of exploration activities.  Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e. refilling trenches after sampling or cleaning up fuel spills.  Our initial programs do not require any reclamation or remediation other than minor clean up and removal of supplies because of minimal disturbance to the ground.  The amount of these costs is not known at this time as we do not know the extent of the exploration program we will undertake, beyond completion of the recommended three phases described above.  Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially economic deposit is discovered.

EMPLOYEES

We currently have no employees.  Our sole officer and director in a non-employee officer and director.  We intend to retain the services of geologists, prospectors and consultants on a contract basis to conduct the exploration programs on our mineral claims and to assist with regulatory compliance and preparation of financial statements.

Future Oil and Gas Interests

Our search for oil and gas leases or interests in leases has been directed towards small and medium-sized oil and natural gas production companies and properties. For our initial property interest acquisitions, we are looking for low risk interests. During 12 months after completion if this offering, we intend to include in our portfolio additional interests in producing or exploration stage oil and gas properties with exploration potential. As we continue the development of our portfolio of interests, we will be looking for properties and interests, which have the following qualities:

•

at least developmental drilling in proven producing areas;

•

high performance of other wells in the area;

•

good geological and engineering reports;

•

diversified package of wells to be drilled (at least two wells in the project);

•

significant additional production capacity through developmental drilling, recompletions and workovers;

•

further developmental potential;

•

in some cases, ability to assume operatorship or appointment of a known operator with relevant experience in the area.

There are significant risks associated with direct investing in oil and gas projects.  However, we believe that direct investments in oil & gas can provide high potential returns and cash flow.  There have been many new discoveries in oil and gas developmental technology, including faster drilling speeds, better completion techniques and even turn-key drilling commitments for drilling deeper than 20,000 feet.  Oil and gas prices are now sufficiently high enough to warrant drilling deeper and spending more money to do it.  Ten or more years ago, oil drilling was very risky, largely due to the probability of hitting a dry well.  However, technology has come a long way since then. The latest techniques include the use of satellite mapping and horizontal drilling.  This enables producers to locate and drill more effectively, thus reducing cost. Today’s projects have a highly improved rate of success which is much better than years ago. Petroleum demand has hit all time highs.  Countries such as China and India are driving this demand. India and China will account for 45 per cent of the increase in global primary energy demand by 2030, with both countries more than doubling their energy use over that period (1).  As the population density increases, the demand for oil and gas will rise.  Of course, the price history of oil and gas is not one of constant increase, and every investor should be aware of this.

(1) http://business.rediff.com/slide-show/2010/mar/12/slide-show-1-worlds-10-biggest-oil-

       consumers.htm#contentTop

Markets

We remain in the exploration stage.  We have not generated revenues yet and we had had no oil and gas production. We only have an option to acquire the rights to explore for a commercially develop the Property, which is located near Calder, Saskatchewan.  However, we intend to acquire new properties. T he availability of a ready market and the prices obtained for oil and gas produced depends on many factors, including the extent of domestic production and imports of oil and gas, the proximity and capacity of oil and natural gas pipelines and other transportation facilities, fluctuating demand for oil and gas, the marketing of competitive fuels, and the effects of governmental regulation of oil and gas production and sales.  A ready market exists for domestic oil and gas through existing pipelines and transportation of liquid products.

We are a new and unestablished oil and gas company and have a weak competitive position in the industry. W e compete with other oil and gas companies for financing and for the acquisition of new oil and gas interests and properties.  Many of the oil and gas companies with whom we compete have greater financial and technical resources than those available to us.  Accordingly, these competitors may be able to spend greater amounts on acquisitions of oil and gas interests or properties of merit, on exploration of their oil and gas properties, or on development of their oil and gas properties.  In addition, they may be able to afford more geological expertise in the targeting and exploration of oil and gas properties. This competition could result in competitors having oil and gas properties of greater quality and interest to prospective investors who may finance additional exploration and development.  This competition could adversely impact our ability to achieve the financing necessary for us to acquire future oil and gas properties.

We will also compete with other junior oil and gas companies for financing from a limited number of investors that are prepared to make investments in junior oil and gas companies. The presence of competing junior oil and gas companies may impact our ability to raise additional capital in order to fund our acquisition or exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the oil and gas properties under investigation and the price of the investment offered to investors.

Competitive conditions may be substantially affected by various forms of energy legislation and/or regulation considered from time to time by the government of the United States and other countries, as well as factors that we cannot control, including international political conditions, overall levels of supply and demand for oil and gas, and the markets for synthetic fuels and alternative energy sources.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation.  If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We are an exploration stage company and currently have no employees.  Khurram Ijaz, our sole officer and director, in a non-employee officer and director of the Company.  We intend to hire employees on an as needed basis.

Offices

Our executive offices are currently located at 112 North Curry Street, Carson City, Nevada 89703.  This is the office provided by our registered agent, State Agent and Transfer, and is included in their registered agent services package.  We do not pay any rent to State Agent and Transfer and there is no agreement to pay any rent in the future.  Our telephone number is (775) 562-3311.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to oil and gas operations in any jurisdiction which we would conduct activities.

Legal Proceedings

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

The Company’s mineral claim is not the subject of any pending legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the “specialist” common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all, that we apply and qualify for admission to quotation on the NASDAQ Capital Market. We may not now and it may never qualify for quotation on the OTC Bulletin Board or be accepted for listing of our securities on the NASDAQ Capital Market.

TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock.  Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

HOLDERS

As of April 21 , 2011, the Company had 14,050,000 shares of our common stock issued and outstanding held by 10 holders of record.

The selling stockholders are offering hereby up to 4,050,000 shares of common stock at a price of $0.20 per share.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.  See the Risk Factor entitled “ BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.” on page 11.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan as our mineral exploration activities progress.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

Our cash balance is $1,595 as of December 31, 2010.   We believe our cash balance is not sufficient to fund our limited levels of operations beyond one year’s time.

Our independent registered public accountant has issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.   This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development.  There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering.  We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.   If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources.  At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $100,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

If we do not obtain the maximum or less than 50% of the maximum proceeds, we may need to borrow additional funds to continue our business plan within next twelve months.  We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities of the development program. We plan to raise additional funding for development by way of a private debt or equity financing, but have not commenced any activities to raise such funds and have no current plans on how to raise such funds.

We believe we can satisfy our cash requirements during the 12 months following completion of our public offering. We will not be conducting any product research or development.  We do not expect to purchase or sell plant or significant equipment.  Further we do not expect significant changes in the number of employees.  Upon completion of our public offering, our specific goal is to receive revenue from operation of oil and gas wells.  We intend to include in our portfolio additional interests in producing or exploration stage oil and gas properties with exploration potential.  We also intend to hire a qualified geologist who will be responsible for performing due diligence on our future oil and gas property acquisitions.  Our geologist will be employed on a contract basis and will be compensated in the form of commissions from revenue generated by our interests of our properties. Our plan of operations is as follows:

We expect to complete our public offering within 10 days after the effectiveness of our registration statement by the Securities and Exchange Commissions.  We intend to concentrate our efforts on raising capital during this period.

 Our operations will be limited due to the limited amount of funds on hand.   In the twelve months, following completion of our public offering we plan to do the following activities to expand our business operations.

1.   Make a list of potential interests of oil and gas properties available for purchase.  To do this we plan to research on line, attend trade shows and contact our associates in oil and gas industry.  We plan to have this list of properties completed after two months following completion of our public offering.

2. In the third and fourth months after completion of our offering if maximum amount of shares is sold we plan to set up office and acquire the necessary equipment to begin operations.  Our sole officer and director will handle our administrative duties.

3. Gather and conduct due diligence on the potential properties available for purchase.  To do this we plan to obtain the following documents for each property: investor presentation, property maps and reports.  In our selection we plan to review the documents and contact the appropriate organizations to verify the reserves and ownerships of the properties.  We also may hire someone to visit the property sites. We plan conduct this due diligence during the third and fifth months after completion of our offering.

4. Hire a qualified geologist who will be responsible for conducting due diligence on our behalf on the oil and gas properties that we plan to purchase.  Our geologist will be employed on a contract basis and will be compensated in the form of commissions from revenue generated by our interests of our properties. We plan to start looking for our geologist during the fifth and sixth months following completion of our public offering.

5. During seventh through tenths months after completion of our public offering we plan to purchase at least one more interest in producing oil or gas properties with steady income and upside exploration potential.

6. After the tenth month following completion of our public offering we plan to keep searching and acquiring interests in oil and gas properties.

T he specific exploration activities that the company will conduct on the Property are as follows in order:

-

Seismic survey:

Will provide detailed information on geology.

-

Exploratory Drilling:

Will verify the presence or absence of a hydrocarbon reservoir and quantify the reserves.  During the exploratory drilling, the land will be cleared and levelled, and access roads will be built. Because water is used in drilling, and if there is no natural source, the crew will drill a water well. The crew will also dig a reserve pit, which will be used to dispose of rock cuttings and drilling mud during the drilling process.

-

Appraisal:

Will determine if the reservoir is economically feasible to develop.

-

Drill:

Drilling for crude oil and/or gas.

The amount of funds we anticipate spending in exploring the property is as follows:

Seismic survey:

$15,000

Exploratory Drilling:

$65,000

Total Exploration Cost:

 $80,000

We plan to commence the seismic survey for the exploration program in fall 2011.  We expect this phase to take four weeks to complete and an additional one to two months for the geologist to prepare his report.

The above program costs are management’s estimates based upon the recommendations of the professional geologist’s report and the actual project costs may exceed our estimates. To date, we have not commenced exploration.

Following the seismic survey of the exploration program, if it proves successful in identifying oil and gas deposits, we intend to proceed with phase two of our exploration program. Subject to the results of the seismic survey, we anticipate commencing with exploratory drilling in spring 2012.  We will require additional funding to proceed with exploratory drilling; we have no current plans on how to raise the additional funding. We cannot provide any assurance that we will be able to raise sufficient funds to proceed with the seismic surveying or the exploratory drilling.

We have only recently started operations in oil & gas exploration and production industry in Saskatchewan, Canada.  On January 14, 2011 we entered into a Lease Option Agreement, pursuant to which we have the right, until April 30, 2012, to exercise an option to enter into a separate contract, titled Petroleum Natural Gas Lease.  Pursuant to the terms and conditions of the Lease Option Agreement, we paid CDN $10 on January 14, 2011, and CDN $4,000 on January 17, 2011, to the grantors of the option as consideration for the exercise right granted to us thereunder.  We intend to exercise our rights under the Lease Option Agreement to enter into the Petroleum Natural Gas Lease.

The Petroleum Natural Gas Lease requires that we pay CDN $24,000 in exchange for the right, for a term of 3 years, to explore for, and if warranted and feasible, commercialize mineralized materials covering approximately 320 acres of land located near Calder, Saskatchewan (the “Property”), approximately 124 miles northeast of Regina, Saskatchewan.  The other material terms and conditions of the Petroleum Natural Gas Lease provide that we pay a royalty of 16% to the lessor of the Property for any mineralized material produced, saved and sold by the Company.  We intend to engage in drilling exploration activities at the Property.

We conducted research of potential oil and gas properties available for purchase before buying.   After completion of our offering we will continue our researching, using varies internet sources.  We will also start researching various government auctions of oil and gas properties.

To acquire new interest in producing or exploration stage oil & gas wells we need to continue searching on the internet, specialized magazines, trade shows and exhibitions.  Presently, opportunities to purchase interest in oil & gas reserves exist as small and midsize exploration companies need funds and look for investors to finish their exploration and start production.  However there is no assurance that we are able to acquire new interest in profitable producing or exploration stage oil & gas wells. In this case we may incur losses and may be forced to shut down operations.  Under our current operating plan, we believe that it is not possible to know when we will start to generate revenue from the Property.  However, we do not expect to generate revenue that is sufficient to buy new interests in oil and gas properties and cover our expenses.  In addition, we do not have sufficient cash and cash equivalents to execute our operations, and we will need the funds from this offering to commence our planed business activities.  We may also need to obtain additional financing to operate our business for the twelve months following completion of our public offering.  Additional financing, whether through public or private equity or debt financing,  arrangements  with the security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital.

If we are unable to find and acquire new oil and gas properties, we may have to suspend or cease operations.  If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations.  If we cease operations, we likely will dissolve and file for bankruptcy and shareholders would lose their entire investment in our company.

Khurram Ijaz, our president will be devoting approximately 15 hours per week to our operations.  Once we expand operations, and are able to acquire new oil and gas properties, Mr. Ijaz has agreed to commit more time as required. Because Mr. Ijaz will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance.  We are in start-up stage operations and have not generated any revenues.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations.  Equity financing could result in additional dilution to existing shareholders.

RESULTS OF OPERATIONS

From Inception on September 17, 2010 to December 31, 2010

During the period, we incorporated the Company, prepared a business plan and executed a Lease Option Agreement dated January 14, 2011.  Our loss since inception is $13,812 related primarily to professional fees, a management fees, the incorporation of the Company, bank charges and office supplies.  We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have offered and sold (i) 10,000,000 shares of common stock to our sole officer and director, at a purchase price of $0.001 per share, for aggregate proceeds of $9,704, and (ii) offered and sold 4,050,000 shares of our common stock to 9 investors, at a purchase price of $0.002 per share, for aggregate proceeds of $7,903.

 LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2010, the Company had $1,595 cash and our liabilities were $1,800, consisting of primarily professional fees, a management fees, the incorporation of the Company, bank charges and office supplies.  The available capital reserves of the Company are not sufficient for the Company to remain operational.

To meet a small part our need for cash we are attempting to raise money from this offering.  We cannot guarantee that we will be able to sell all the shares required.  If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.   We will attempt to raise the necessary funds to proceed with all phases of our plan of operation.  The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status.   Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses.  Once these costs are accounted for, in accordance with how much cash we are able to retain, we will focus on meeting all our planned expenses.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.   No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering.  We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting.  The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein.

Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company.  However, if such financing were available, because we are an exploration stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate.  At such time these funds are required, management would evaluate the terms of such debt financing.  If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations.  As a result, investors would lose all of their investment.

Management believes that current trends toward lower capital investment in start-up companies, volatility in the oil & gas exploration and production industry pose the most significant challenges to the Company’s success over the next year and in future years.   Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company.  The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to sell less at least 50% of its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

INCOME TAXES

The Company accounts for income taxes under ASC 740 “Income Taxes” which codified SFAS 109, “Accounting for Income Taxes” and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No.  109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting Standards Codification Topic 820, “Disclosures About Fair Value of Financial Instruments”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes net loss per share accordance with FASB ASC 205 “Earnings per Share”.  FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic  EPS  is  computed   by  dividing  net  loss  available  to   common shareholders  (numerator)  by  the  weighted  average  number  of  shares outstanding (denominator) during the period.  Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Directors and Officers currently serving our Company is as follows:

Name	Age	Positions and Offices

Mr. Khurram Ijaz (1)	25	President, Chief Executive Officer, Secretary, Treasurer and Director

(1) c/o Alliance Petroleum Corporation, 112 North Curry Street, Carson City, Nevada 89701.

The director named above will serve until the next annual meeting of the stockholders or until his respective resignation or removal from office. Thereafter, directors are anticipated to be elected for one-year terms at the annual stockholders’ meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated.

KHURRAM IJAZ, AGE 25

Mr. Ijaz has served as our President, Chief Executive Officer, Secretary and a Director since our inception on September 17, 2010.  Since January 2009 he has planned the formation and operation of the Company.  From October 2007 to January 2009, Mr. Ijaz worked as an aircraft maintenance engineer at Cascade Aerospace.  From September 2005 to June 2007 Mr. Ijaz was a student studying aircraft maintenance engineering at British Columbia Institute of Technology (“BCIT”).  Mr. Ijaz holds an Aircraft Maintenance Engineering Diploma, obtained from BCIT in 2007.  These experiences, qualifications and attributes have led to our conclusion that Mr. Ijaz should be serving as a member of our Board of Directors in light of our business and structure.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

Our officer and director, Khurram Ijaz, in not an employee of the Company.  Mr. Ijaz is an independent contractor/consultant to the Company.  We currently have no employees .

 CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our director. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early exploration stage company and has only one director, and to date, such director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our director and officer has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest of our executive officer and director.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

There are no legal proceedings that have occurred in the past 10 years concerning our sole officer and director which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our Officers for all services rendered in all capacities to us for the fiscal periods indicated.

Non-Equity
Name and						Incentive	Nonqualified
Principal				Stock	Option	Plan	Deferred	All Other
Position	Year	Salary($)	Bonus($)	Awards($)	Awards($)	Compensation($)	Compensation($)	Compensation($)	Total($)
Khurram Ijaz (1)	2010	4,000	0	0	0	0	0	0	4,000

(1) President and Chief Executive Officer, Secretary, Treasurer and Director.

We currently do not pay any compensation to our director serving on our board of directors.

 STOCK OPTION GRANTS

We have not granted any stock options to our executive officer since our inception. Upon the further development of our business, we will likely grant options to directors and officers consistent with industry standards for junior mineral exploration companies.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with its sole officer and director, Khurram Ijaz.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of December 31, 2010:

	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
Name	Cash($)	Awards($)	Awards($)	Compensation($)	Earnings($)	Compensation($)	Total($)
Khurram Ijaz	0	0	0	0	0	0	0

35

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of April 21 , 2011, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 1 4,050,000 shares of our common stock issued and outstanding as of April 21 , 2011. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

	Name and Address	Number of Shares
Title of Class	of Beneficial Owner	Owned Beneficially	Percent of Class Owned

Common Stock:	Khurram Ijaz, President, Chief	10,000,000	71.1%
	Executive Officer, Secretary, Treasurer and Director (1)

All executive officers and directors as a group		10,000,000	71.1%

 (1) c/o Alliance Petroleum Corporation, 112 North Curry Street, Carson City, Nevada 89701.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 1, 2010, pursuant to a Subscription Agreement, we offered and sold 10,000,000 shares of common stock to our sole officer and director, Khurram Ijaz, at a purchase price of $0.001 per share, for aggregate proceeds of $9,704.

Additionally, during 2010, Mr. Ijaz loaned the Company $1,800, pursuant to an oral loan agreement.  The loan bears no interest and is payable upon demand.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

M&K CPAS, PLLC, is our registered independent auditor. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

ALLIANCE PETROLEUM CORPORATION

(An Exploration Stage Company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Alliance Petroleum Corporation ( An Exploration Stage Company)

Carson City, Nevada

We have audited the accompanying balance sheet of Alliance Petroleum Corporation ( An Exploration Stage Company) (the “Company”) as of December 31, 2010 and the related statement of operations, stockholders' equity and cash flows for the period from September 17, 2010 (inception) to December 31, 2010.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

 We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alliance Petroleum Corporation ( An Exploration Stage Company) as of December 31, 2010 and the results of its operations and cash flows for the period described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has not established a source of revenues sufficient to cover its operating costs, and as such, has incurred an operating loss since its inception. These matters raise substantial doubt about the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that may result should the Company be unable to continue as a going concern. See note 2 to the financial statements for further information regarding this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

February 4, 2011

ALLIANCE PETROLEUM CORPORATION
( An Exploration Stage Company)
BALANCE SHEET

ASSETS
December 31,
2010
Current Assets
Cash	$1,595
Accounts receivable	4,000

Total current assets	5,595

Total Assets	$5,595

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Due to related party	$1,800

Total Current Liabilities	1,800

STOCKHOLDERS' EQUITY
Common Stock
Authorized:
75,000,000 shares of common stock, par value $.001 per share

Issued and outstanding:
14,050,000 common shares	14,050

Additional paid in capital	3,557

Deficit accumulated during development stage	(13,812)

Total Stockholders' equity	3,795

Total liabilities and stockholders' equity	$5,595

The accompanying notes are an integral part of these financial statements

ALLIANCE PETROLEUM CORPORATION
( An Exploration Stage Company)
STATEMENT OF OPERATION

FOR THE PERIOD FROM SEPTEMBER 17, 2010
(INCEPTION) TO DECEMBER 31, 2010

December 31,
2010
Revenue

Revenue	$-
-
Expenses

Accounting and legal	1,500
Legal fee	5,000
Management salaries	4,000
General and administrative	3,312

Total operating expenses	13,812

Net income/Loss
$(13,812)

Loss per share - basic and fully diluted	(0.00)

Weighted average shares outstanding -	12,150,952
basic and fully diluted

The accompanying notes are an integral part of these financial statements

ALLIANCE PETROLEUM CORPORATION
( An Exploration Stage Company)
STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM SEPTEMBER 17, 2010
(INCEPTION) TO DECEMBER 31, 2010

December 31,
2010
CASH GENERATED FROM OPERATIONS

Net Income (loss)	$(13,812)

Changes in operating assets and liabilities
Accounts receivable	(4,000)
Due to related party	1,800
Cash used for operating activities	(16,012)

Cash flow from financing activities

Common stock sold for cash	17,607

Cash provided by financing	17,607
Increase in cash	1,595

Cash at the end of the year	-

CASH AT THE END OF THE PERIOD	$1,595

The accompanying notes are an integral part of these financial statements

ALLIANCE PETROLEUM CORPORATION
( An Exploration Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

				Deficit
			Additional	Accumulated
	Number of		Paid in	during development
	Shares	Amount	Capital	stage	Total
Balance as at September 17, 2010	-	$-	$-	$-	$-

Common stock issued for cash at (CDN) $0.001 per share	10,000,000	10,000	(296)	-	9,704

Common stock issued for cash at (CDN) $0.002 per share	4,050,000	4,050	3,853	-	7,903

Net loss	-	-	-	(13,812)	(13,812)

Balance at December 31, 2010	14,050,000	$14,050	$3,557	$(13,812)	$3,795

The accompanying notes are an integral part of these financial statements

ALLIANCE PETROLEUM CORPORATION

( An Exploration Stage Company)

Notes to Financial Statement

December 31, 2010

Note 1 – Nature of business and basis of presentation

Alliance Petroleum Corporation was incorporated on September 17, 2010, under the laws of the State of Nevada, for the purpose of conducting oil and gas exploration activities.

We are currently in the exploration stage as an oil and gas exploration company and presently engaged in limited oil and gas activities in Saskatchewan, Canada.  We intend to commence operations in oil & gas exploration and production industry.  We plan to develop properties and any other prospects that we may acquire an interest in and we do not currently offer any products or services for sale.  During the exploration and drilling process, if we determine that there are commercial quantities of oil and natural gas on our properties, we plan to produce the oil and natural gas and sell it at the wellhead.

Note 2 – Going concern

These financial statements for the period ended December 31, 2010 were prepared assuming the company will continue as a going concern.   This means that there is substantial doubt that we can continue as an ongoing business.  During our recent year ended December 31, 2010 we incurred a net loss of $13,812.  We will need to generate significant revenue in order to achieve profitability and we may never become profitable.  The going concern paragraph in the independent auditor’s report emphasizes the uncertainty related to our business as well as the level of risk associated with an investment in our common stock.

The Company has not begun principal operations and as is common with an exploration stage company, the company has had recurring losses during its exploration stage. The company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the company does not have significant cash or other material assets, nor does it have an established source of revenue sufficient to cover its operating costs and to allow it to continue as a going concern. In the interim, shareholders of the company have committed to meeting its minimal operating expenses

Note 3 – Summary of Significant Accounting Policies

Basis of presentation

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes. These financial statements are presented in United States dollars and have been prepared in accordance with United States generally accepted accounting principles.

Use of estimates

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

Cash and Cash Equivalents

Cash and cash equivalents include short-term cash investments that have an initial maturity of 90 days or less and there were no cash equivalents as of December 31, 2010.

ALLIANCE PETROLEUM CORPORATION

( An Exploration Stage Company)

Notes to Financial Statement

December 31, 2010

Note 3 – Summary of Significant Accounting Policies (continued)

Fair value of financial instruments

Pursuant to ASC No. 820. "Fair Value Measurement and Disclosures," the Company is required to estimate the fair value of all financial instruments included on its balance sheet as of December 31, 2010. The Company's financial instruments consist of cash. The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of these financial instruments.

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Income taxes

The Company accounts for income taxes under ASC 740 “Income Taxes” which codified SFAS 109, “Accounting for Income Taxes” and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No.  109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

During 2010 fiscal year the company incurred net losses, and therefore had no tax liability.  The net deferred tax asset generated by the loss carry forward has been fully reserved.  The cumulative net loss carry forward is approximately $13,812 for the year ended December 31, 2010, and will expire in the year 2035.

At December 31, 2010 the net deferred tax asset consisted of the following:

ALLIANCE PETROLEUM CORPORATION

( An Exploration Stage Company)

Notes to Financial Statement

December 31, 2010

Note 3 – Summary of Significant Accounting Policies (continued)

Net operating loss

$4,696

Less: Valuation allowance

($4,696)

Net deferred tax asset

$    0

Per share information

The Company computes net loss per share accordance with FASB ASC 205 “Earnings per Share”.  FASB ASC 205 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic  EPS  is  computed   by  dividing  net  loss  available  to   common shareholders  (numerator)  by  the  weighted  average  number  of  shares outstanding (denominator) during the period.  Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.  As of December 31. 2010, there were no potentially dilutive shares.

Stock-based compensation

The Company has not adopted a stock option plan and therefore has not granted any stock options. Accordingly, no stock-based compensation has been recorded to date.

Foreign currency translation

Foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Expenses are translated at average rates of exchange during the period. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

The Company's functional currency and its reporting currency is the United States dollar

Recent Accounting Pronouncements

The adoption of these accounting standards had the following impact on the Company’s statements of income and financial condition:

On January 1, 2009, the FASB issued a new accounting standard related to the disclosure of derivative instruments and hedging activities.  This standard expanded the disclosure requirements about an entity’s derivative financial instruments and hedging activities including qualitative disclosures about objectives and strategies for issuing derivatives, quantitative disclosures about fair value amounts of any gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative instruments. Alliance Petroleum Corporation had no instruments that fell within the scope of this pronouncement as of December 31, 2010.

Effective January 1, 2009, a new accounting standard was issued related to determining whether an

ALLIANCE PETROLEUM CORPORATION

( An Exploration Stage Company)

Notes to Financial Statement

December 31, 2010

Note 3 – Summary of Significant Accounting Policies (continued)

instrument (or an embedded feature) is indexed to an entity’s own stock, which would qualify as a scope exception from hedge accounting.  Alliance Petroleum Corporation had no instruments that fell within the scope of this pronouncement as of December 31, 2010.

In August 2009, the FASB issued an amendment to the accounting standards related to the measurement of liabilities that are recognized or disclosed at fair value on a recurring basis.  This standard clarifies how a company should measure the fair value of liabilities and that restrictions preventing the transfer of a liability should not be considered as a factor in the measurement of liabilities within the scope of this standard.  This standard is effective on September 17, 2010.  Alliance Petroleum Corporation had no instruments that fell within the scope of this pronouncement as of December 31, 2010.

In October 2009, the FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement.  Among the amendments, this standard eliminates the use of the residual method for allocating arrangement consideration and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items.  This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition.  This standard, which Alliance petroleum Corporation is currently assessing the impact of, and became effective for the Company on January 1, 2011.

Oil and Gas accounting policy

The Company utilizes the full-cost method of accounting for oil and gas properties. Under this method, the Company capitalizes all costs associated with acquisition, exploration and development of oil and natural gas reserves, including leasehold acquisition costs whether the projects are successful or unsuccessful. The capitalized cost is then amortized into expense as the total reserves are produced. Capitalized costs, less accumulated amortization and related deferred income taxes, should be expensed when they exceed the cost center ceiling.

Note 4 – Receivable

On December 20, 2010 we entered into a lease option agreement pursuant to which we had the right, until January 1, 2012, to exercise an option to enter into a separate contract, titled Petroleum Natural Gas Lease. Pursuant to the terms and conditions of the lease option agreement, we paid $4,000 on December 30, 2010, to the grantors of the option as consideration for the exercise right granted to us there under.  However the lease option agreement was cancelled on January 10, 2011 because the lessor did not want to option the mineral rights anymore.  The $4,000 cheque was returned to us after period end.

Note 5 – Related party transactions

During the period, the Company issued 10,000,000 common shares at (CDN) $0.001 per share to the Company's President for cash proceeds of $9,704.

ALLIANCE PETROLEUM CORPORATION

( An Exploration stage company)

Notes to Financial Statement

December 31, 2010

Note 5 – Related party transactions (continued)

At December 31, 2010, the Company owed $1,800 to the president and the director of the Company for funds advanced. This amount is unsecured, bears no interest and is payable on demand. Related party transactions are measured at the exchange amount which is the amount agreed upon by the related parties.

Note 6 – Share capital

We are authorized to issue 75,000,000 shares of common stock, par value $0.001 per share.  In October 2010, we issued 10,000,000 shares of common stock to our director.  Mr. Ijaz purchased such 10,000,000 shares at a purchase price of (CDN) $0.001 per share, for an aggregate purchase price of $9,704.

After the sale of 10,000,000 shares to Mr. Ijaz, the Company, in October 2010, sold an aggregate of 4,050,000 shares of common stock to 9 individual purchasers, each of whom paid (CDN) $0.002 per share, for an aggregate purchase price of $7,903.

Note 7 – Subsequent events

On December 20, 2010 we entered into a lease option agreement pursuant to which we had the right until January 1, 2012, but the lease option agreement was cancelled on January 10, 2011 because the lessor did not want to option the mineral rights anymore.

On January 14, 2011 we entered into a Lease Option Agreement, pursuant to which we have the right, until April 30, 2012, to exercise an option to enter into a separate contract, titled Petroleum Natural Gas Lease.  Pursuant to the terms and conditions of the Lease Option Agreement, we paid CDN $10 on January 14, 2011, and CDN $4,000 on January 17, 2011, to the grantors of the option as consideration for the exercise right granted to us there under.  We intend to exercise our rights under the Lease Option Agreement to enter into the Petroleum Natural Gas Lease.

The Petroleum Natural Gas Lease requires that we pay CDN $24,000 in exchange for, generally speaking, the right, for a term of 3 years, to explore for, and if warranted and feasible, commercialize mineralized materials covering approximately 320 acres of land located near Calder, Saskatchewan (the “Property”), approximately 124 miles northeast of Regina, Saskatchewan.  The other material terms and conditions of the Petroleum Natural Gas Lease provide, among other things, that we pay a royalty of 16% to the lessor of the Property for any mineralized material produced, saved and sold by the Company

[OUTSIDE BACK COVER PAGE]

PROSPECTUS

ALLIANCE PETROLEUM CORPORATION

500,000 SHARES OF

COMMON STOCK

TO BE SOLD BY ALLIANCE PETROLEUM CORPORATION

4,050,000 SHARES OF

COMMON STOCK

TO BE SOLD BY CURRENT SHAREHOLDERS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ___________, 2011 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ____________, 2011

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling stockholders.

Amount
Item	(US$)
SEC Registration Fee	$105.65
Transfer Agent Fees	750.00
Legal Fees	10,000.00
Accounting Fees	3,750.00
Printing Costs	500.00
Miscellaneous	1,000.00
TOTAL	$16,105.65

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the “Nevada Corporate Law”), indemnify all of our directors and officers.  Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

Within the past two years we have issued and sold the following securities without registration.

On October 1, 2010, we offered and sold 10,000,000 shares of common stock to our sole officer and director, at a purchase price of CDN $0.001 per share, for aggregate proceeds of $9,704.  The offering was made to a non-U.S. person, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

On October 4, 2010, we offered and sold 4,050,000 shares of our common stock to 9 investors.  The shares of common stock were sold at a purchase price of CDN $0.002 per share, for aggregate proceeds of $7,903.  The offering was made to non-U.S. persons, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in transactions pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant (1)
3.2	Bylaws of the Registrant (1)
5.1 10.1 10.2 10.3 10.4

Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered

Lease Option Agreement and  Petroleum Natural Gas Lease by and between Alliance Petroleum Corporation and William Steer, dated January 14, 2011

Subscription Agreement by and between Alliance Petroleum Corporation and Khurram Ijaz, dated October 1, 2010

Form of Subscription Agreement by and between Alliance Petroleum Corporation and selling stockholders under the prospectus part of Form S-1 (File No. 333-172114)

Form of Subscription Agreement by and between Alliance Petroleum Corporation and purchasers in offering of 500,000 shares under the prospectus part of Form S-1 (File No. 333-172114)

23.1	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1)
23.2	Consent of M&K CPAS, PLLC

(1) Incorporated by reference to Form S-1 (File No. 333-172114), filed with the Commission on February 8, 2011.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Carson City, State of Nevada, on April 22, 2011.

ALLIANCE PETROLEUM CORPORATION (Registrant)

By:	/s/ Khurram Ijaz
Name:	Khurram Ijaz
Title:	President and Chief Executive Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Khurram Ijaz, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Alliance Petroleum Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Khurram Ijaz	President and Chief Executive Officer,	April 22, 2011
Khurram Ijaz	Secretary, Treasurer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit	Description

3.1	Articles of Incorporation of Registrant (1)
3.2	Bylaws of the Registrant (1)
5.1 10.1 10.2 10.3 10.4

Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered

Lease Option Agreement and  Petroleum Natural Gas Lease by and between Alliance Petroleum Corporation and William Steer, dated January 14, 2011

Subscription Agreement by and between Alliance Petroleum Corporation and Khurram Ijaz, dated October 1, 2010

Form of Subscription Agreement by and between Alliance Petroleum Corporation and selling stockholders under the prospectus part of Form S-1 (File No. 333-172114)

Form of Subscription Agreement by and between Alliance Petroleum Corporation and purchasers in offering of 500,000 shares under the prospectus part of Form S-1 (File No. 333-172114)

23.1	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1)
23.2	Consent of M&K CPAS, PLLC

(1) Incorporated by reference to Form S-1 (File No. 333-172114), filed with the Commission on February 8, 2011.